UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2021

GRIDIRON BIONUTRIENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	36-4797193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6991 East Camelback Road, Suite D-300

Scottsdale, AZ 85251

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 570-0438

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2021 (the “Closing Date”), Gridiron BioNutrients, Inc. (the “Company”) entered into, and consummated the financing (the “Series B-1 Financing”) contemplated by, that certain Series B-1 Purchase Agreement (the “Purchase Agreement”) between the Company and L1 Capital Opportunities Master Fund Ltd. (the “Institutional Investor”). Pursuant to the Purchase Agreement, the Company issued and sold to the Institutional Investor 2,694,514 shares of its Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) at a per share price of $0.742245, or $2,000,000 in the aggregate.

Pursuant to the terms of the Purchase Agreement, the Institutional Investor agreed, for a period of 180 days following the final closing of the Series B-1 Financing, not to offer, sell, contract to sell, pledge, hypothecate, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Series B-1 Preferred or any shares of the Company’s common stock (“Common Stock”) issuable upon conversion of the Series B-1 Preferred. In addition, under the Purchase Agreement, the Institutional Investor has the right (until the earlier of (i) the sixteen (16) month anniversary of the Closing Date or (ii) the listing of the Common Stock on a national securities exchange) to participate in up to 10% of the Company’s future equity or equity-linked financings. Furthermore, the Company granted the Institutional Investor certain piggyback registration rights with respect to the Common Stock issuable upon conversion of the Series B-1 Preferred issued to the Institutional Investor.

In connection with the consummation of Series B-1 Financing, the Company filed with the Secretary of State of the State of Nevada an amendment to the Certificate of Designations, Preferences and Rights of the Series B-1 Preferred and an amendment to the Amended and Restated Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred (together, the “Charter Amendments”) increasing the number of shares of Series B-1 Preferred that the Company is authorized to issue from 2,694,514 shares to 5,389,028 shares.

The transactions described above are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

The foregoing description of the Purchase Agreement and the Charter Amendments is qualified in its entirety by reference to the Series B-1 Purchase Agreement and the Charter Amendments which are filed as Exhibit 10.1 and Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Series B-1 Financing is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Charter Amendments is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock

3.2	Amendment to Certificate of Designations, Preferences and Rights of the Series B-1 Convertible Preferred Stock

10.1	Series B-1 Purchase Agreement, dated November 24, 2021, by and between Gridiron BioNutrients, Inc. and L1 Capital Opportunities Master Fund Ltd.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gridiron BioNutrients, Inc.

Date: November 26, 2021	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws Chief Executive Officer

3